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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☒
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
HARLEYSVILLE NATIONAL CORPORATION
(Name of Registrant as Specified In Its Charter)
Merrill Corporation
(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 12, 2005

TO THE SHAREHOLDERS OF HARLEYSVILLE NATIONAL CORPORATION:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Harleysville National Corporation will be held at 9:30 a.m., prevailing time, on Tuesday, April 12, 2005, at Presidential Caterers, 2910 DeKalb Pike, Norristown, Pennsylvania 19401, for the following purposes:

  1.
  To elect three Class C Directors: Gregg J. Wagner, James A. Wimmer and William M. Yocum each for a term of 4 years;

  2.
  To transact any other business properly brought before the Annual Meeting and at any adjournment or postponement of the meeting.

        In accordance with the by-laws of the corporation and action of the Board of Directors, only those shareholders of record at the close of business on February 23, 2005, will be entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

        A copy of the corporation's Annual Report for the fiscal year ended December 31, 2004, accompanies this Notice. Copies of the corporation's Annual Report for the 2003 fiscal year may be obtained at no cost by contacting the Secretary of the corporation, Harleysville National Corporation, 483 Main Street, P.O. Box 195, Harleysville, Pennsylvania 19438-0195, telephone 215-256-8851.

        YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES THAT YOU OWN. PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD, OR FOLLOW THE INSTRUCTIONS PROVIDED FOR VOTING VIA TELEPHONE OR THE INTERNET. GIVING YOUR PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING AND GIVE WRITTEN NOTICE TO THE SECRETARY OF THE CORPORATION.

BY ORDER OF THE BOARD OF DIRECTORS,

Walter E. Daller, Jr. Chairman of the Board and Chief Executive Officer

March 9, 2005
Harleysville, Pennsylvania

PROXY STATEMENT

Dated and to be mailed March 9, 2005
HARLEYSVILLE NATIONAL CORPORATION
483 MAIN STREET
HARLEYSVILLE, PENNSYLVANIA 19438-0195
(215) 256-8851

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 12, 2005
TABLE OF CONTENTS

Questions and Answers

What am I voting on?

  •
  To elect 3 Class C Directors:

  •
  Gregg J. Wagner

  •
  James A. Wimmer

  •
  William M. Yocum

How does discretionary authority apply?

        If you sign your proxy card and do not make any selections, you give authority to Senior Vice Presidents Tracie A. Young and Cathy P. Heckler to vote on the proposals and any other matters that may arise at the meeting.

Is my vote confidential?

        Yes. Only the inspector, American Stock Transfer and Trust Company/Shareholder Services, and certain employees have access to your card. All comments remain confidential unless you ask that your name be disclosed.

Who is entitled to vote?

        Shareholders on the record date, which is the close of business on February 23, 2005.

How many votes do I have?

        Each share of common stock is entitled to one vote.

How do I vote?

        You may vote by completing and returning the enclosed proxy card or by voting in person at the meeting. In addition, you may be able to vote via telephone or through the Internet, as described under Voting Methods below.

  You have the right to vote and, if desired, to revoke your proxy at any time before the Annual Meeting:

  •
  by giving written notice of revocation to the Secretary of Harleysville National Corporation at 483 Main Street, P.O. Box 195, Harleysville, PA 19438-0195;

  •
  by executing a later-dated proxy and giving written notice thereof to the Secretary of the corporation; or

  •
  by voting in person after giving written notice to the Secretary of the corporation.

  Should you have any questions, please call American Stock Transfer and Trust Company, 800-937-5449.

VOTING METHODS

Voting by Proxy.    You may vote by completing and returning the enclosed proxy. Your proxy will be voted in accordance with your instructions. If you do not specify a choice on one of the proposals described in this proxy statement, your proxy will be voted as recommended by the Board of Directors.

    ON YOUR PROXY CARD:

    •
    Mark your selections

    •
    Date and sign your name exactly as it appears on your card

    •
    Mail to American Stock Transfer and Trust Company, Shareholder Services, in the return envelope

        Voting by Telephone or Internet.    If you are a registered shareholder, you may vote via the telephone or electronically through the Internet by following the instructions included with your proxy card. If your shares are registered in the name of a broker or other nominee, your nominee may be participating in a program provided through ADP Investor Communication Services that allows you to vote via telephone or the Internet. If so, the voting form your nominee sends you will provide appropriate instructions.

Questions and Answers (cont'd)

        Voting in Person.    If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot which will be available at the meeting.

        The last vote you submit chronologically (by any means) will supersede your prior vote(s). Also, if you vote via telephone or the Internet and later decide to attend the annual meeting, you may cancel your previous vote and vote in person at the meeting.

What does it mean if I get more than one proxy card?

        Your shares are probably registered differently or are in more than one account. Sign and return all proxy cards to ensure that all your shares are voted. Please have all of your accounts registered in the same name and address. You may do this by contacting our transfer agent, American Stock Transfer and Trust Company/Shareholder Services, 800-937-5449.

What is the total number of HNC shares outstanding?

        As of February 23, 2005, 26,230,056 shares of the corporation's common stock were issued and outstanding. No shares of preferred stock are outstanding. The corporation is currently authorized to issue 75,000,000 shares of common stock, par value $1.00 per share, and 8,000,000 shares of series preferred stock, par value $1.00 per share.

What constitutes a quorum?

        A majority of the outstanding shares present or represented by proxy constitutes a quorum. If you vote by proxy card, you will be considered part of the quorum.

How does a shareholder communicate with the corporation's Board of Directors?

        The Board of Directors does not have a formal process for shareholders to send communications to the Board. Due to the infrequency of shareholder communications to the Board of Directors, the Board does not believe that a formal process is necessary. Written communications received by the company from shareholders are shared with the full Board no later than the next regularly scheduled Board meeting.

When are the shareholder proposals due for the Year 2006 Annual Meeting?

        If a shareholder wants us to include a proposal in our proxy statement for presentation at our 2006 Annual Meeting of shareholders, the proposal must be submitted in writing by Thursday, November 10, 2005, to the Secretary of Harleysville National Corporation at 483 Main Street, P.O. Box 195, Harleysville, PA 19438-0195.

        How does a shareholder nominate a director of Harleysville National Corporation?

        Under our by-laws, nominations for director may be made only by the Board of Directors or the Nominating Committee of the Board of Directors, or by a shareholder of record entitled to vote. In order for a shareholder to make a nomination, the shareholder must provide a notice with information and materials required by the by-laws to our Corporate Secretary not less than 45 days prior to the first anniversary of the record date of the preceding year's Annual Meeting. For our Annual Meeting in the year 2006, we must receive this notice on or before January 10, 2006. You can obtain a copy of the full text of the by-law provision by writing to the Secretary of Harleysville National Corporation at 483 Main Street, P.O. Box 195, Harleysville, PA 19438-0195.

Who is responsible for the solicitation expenses?

        American Stock Transfer and Trust Company, the corporation's transfer agent and registrar, will assist in the distribution of proxy materials and solicitation of votes according to the terms of the corporation's present contract with the transfer agent.

        The corporation is responsible for expenses related to distribution of proxy materials and solicitation of votes and will reimburse American Stock Transfer and Trust Company, stockbrokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the owners of the corporation's common stock.

PROXY STATEMENT

        This Proxy Statement is furnished as part of the solicitation of proxies by the Board of Directors of Harleysville National Corporation for use at the Annual Meeting of Shareholders to be held at 9:30 a.m., prevailing time, on Tuesday, April 12, 2005, at Presidential Caterers, 2910 DeKalb Pike, Norristown, Pennsylvania 19401. This Proxy Statement and the form of Proxy are first being sent to Shareholders on approximately March 9, 2005.

CORPORATE GOVERNANCE

        The corporation operates within a comprehensive plan of corporate governance for the purpose of defining responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards. The corporation regularly monitors developments in the area of corporate governance. In July 2002, Congress passed the Sarbanes-Oxley Act of 2002 which, among other things, establishes, or provides the basis for, a number of new corporate governance standards and disclosure requirements. In addition, The NASDAQ Stock Market has recently finalized changes to its corporate governance and listing requirements.

        In accordance with these latest developments and listing requirements, a majority of the members of the corporation's Board of Directors are independent: namely, Walter R. Bateman, II, LeeAnn B. Bergey, Harold A. Herr, Thomas C. Leamer, Stephanie S. Mitchell, Vincent P. Small, Jr., James A. Wimmer and William M. Yocum.

Code of Ethics

        We have also adopted a Code of Ethics for directors, officers and employees of the corporation. It is intended to promote honest and ethical conduct, full and accurate reporting and compliance with laws as well as other matters. A copy of the Code of Ethics is posted on the Investor Information/Corporate Governance page of our website at www.hncbank.com.

Proposal No. 1

Election of Class C Directors

        Nominees for election this year are:

    •
    Gregg J. Wagner—director since 2005

    •
    James A. Wimmer—director since 2000

    •
    William M. Yocum—director since 1984

        Each nominee has consented to serve a 4-year term and until their successors are qualified and elected.

        The by-laws of Harleysville National Corporation provide that the Board of Directors will not have less than 5 members or more than 25 members. The Board of Directors is divided into 4 classes. Each class is elected for a 4-year term. The Board of Directors has authority to fix the number of directors in each class and the authority to change that number at any time. No person may be elected to serve as a director who is not of legal age. No person over 72 may serve as a director. The Board of Directors has fixed the number of Board members at 11 with 3 directors in each of Classes A, B, C and 2 directors in Class D. Section 11.1 of the by-laws requires that a majority of the remaining members of the Board of Directors select and appoint directors to fill vacancies, even if the number of remaining members is less than a quorum. Each person who is appointed in this manner serves as a director until the expiration of the term of office of the class of directors to which he or she was appointed.

        The Board of Directors recommends a vote FOR the election of these Class C Directors.

Principal Owners

        No business group or person owns more than 5% of the corporation's total outstanding shares of common stock as of February 23, 2005.

Beneficial Ownership by Directors, Officers and Nominees

        The following table indicates the amount and percentage of the corporation's total outstanding shares of common stock beneficially owned by each named officer, director and nominee for director and by all officers of the corporation and its subsidiaries as a group, as of February 23, 2005.

Name	Common Stock Beneficially Owned(1)	Right to Acquire within 60 days of February 23, 2005(2)	Total	Percent of Class
Directors
Walter R. Bateman, II(3)	3,355	11,026	14,381	*
LeeAnn B. Bergey(4)	8,370	34,684	43,054	*
Walter E. Daller, Jr.(5)	478,555	275,600	754,155	2.74%
Harold A. Herr(6)	35,962	40,853	76,815	*
Thomas C. Leamer(7)	131	5,513	5,644	*
Stephanie S. Mitchell(8)	91,184	5,513	96,697	*
Vincent P. Small, Jr.(9)	8,507	—	8,507	*
Demetra M. Takes (10)	54,292	74,888	129,180	*
Gregg J. Wagner(11)	953	45,823	46,776	*
James A. Wimmer(12)	742,940	18,057	760,997	2.77%
William M. Yocum(13)	106,651	35,154	141,805	*
Other Officers
Michael B. High(14)	5,566	2,100	7,666	*
Mikkalya W. Murray(15)	26,474	1,575	28,049	*
All Officers and Directors as a Group (16 persons)	1,565,953	551,311	2,117,264	7.70	%(16)

*
Less than one percent (1%) unless otherwise indicated.

(1)
Includes shares for which the named person:

  •
  has sole voting and investment power,

  •
  has shared voting and investment power with a spouse.

(2)
Shares that may be acquired upon the exercise of vested stock options through April 25, 2005.

(3)
Class B Director whose term expires in 2008. Ownership includes 483 shares held solely by Mr. Bateman's spouse.

(4)
Class B Director whose term expires in 2008.

(5)
Class D Director whose term expires in 2006. Ownership includes the following:

  •
  37,488 shares held solely by Mr. Daller's spouse,

  •
  66,742 vested stock options held by an Irrevocable Trust for the benefit of Mr. Daller's 3 children.

(6)
Class A Director whose term expires in 2007.

(7)
Class D Director whose term expires in 2006.

(8)
Class A Director whose term expires in 2007. Ownership includes the following:

  •
  14,414 shares held by Ms. Mitchell's spouse,

  •
  39,375 shares held by her company, and

  •
  2,887 shares held by a trust for which Ms. Mitchell acts as Co-Trustee.

(9)
Class A Director whose term expires in 2007.

(10)
Class B Director whose term expires in 2008. Ownership includes 4,846 shares held solely by parent living in officer's home.

(11)
Class C Director whose term expires in 2005 and nominee for Class C Director whose term will expire in 2009.

(12)
Class C Director whose term expires in 2005 and nominee for Class C Director whose term will expire in 2009. Ownership includes the following:

  •
  562,083 shares held solely by Mr. Wimmer's spouse, and

  •
  14,411 shares held by a trust for which Mr. Wimmer acts as Co-Trustee.

(13)
Class C Director whose term expires in 2005 and nominee for Class C Director whose term will expire in 2009.

(14)
Executive Vice President and Chief Financial Officer. Shares held solely by Mr. High.

(15)
Executive Vice President. Shares held solely by Ms. Murray.

(16)
The percent of class assumes the exercise of all outstanding options issued to directors, employee directors, and officers and, therefore, on a pro forma basis, 27,481,456 common stock outstanding.

EXECUTIVE OFFICERS

        The following table provides information, as of February 23, 2005, about the corporation's executive officers.

Name	Age	Years in Position	Principal Occupation for the Past Five Years and Position Held with Harleysville and Subsidiaries
Jo Ann M. Bynon	53	1995—present	Corporate Secretary, Harleysville and Harleysville National Bank;
		2001—2004	Vice President, Harleysville National Bank;
		2005—present	Senior Vice President, Harleysville National Bank.
Walter E. Daller, Jr.	65	1981—2004	Chairman, President, and Chief Executive Officer, Harleysville;
		2005—present	Chairman and Chief Executive Officer, Harleysville. On March 31, 2005, Mr. Daller will retire as the Chief Executive Officer of Harleysville.
		1981—1999	Chairman, President and Chief Executive Officer, Harleysville National Bank;
		2000—2005	Chairman, Harleysville National Bank.
John W. Eisele	63	1999—2003	Senior Vice President, National Division—Gruntal & Co., LLC
		2003—2004	Executive Vice President, National Franchise—Bank of America/Fleet
		2004—present	Executive Vice President, Harleysville; President, Millennium Wealth Management & Private Banking, a division of Harleysville National Bank.
Michael B. High	56	1998—2004	Chief Operating Officer & Chief Financial Officer, Progress Financial Corporation
		2004—present	Executive Vice President, Treasurer and Chief Financial Officer, Harleysville. On April 1, 2005, Mr. High will become Chief Operating Officer of Harleysville. Executive Vice President & Chief Financial Officer, Harleysville National Bank.
James F. McGowan, Jr.	58	1999—2003	Senior Vice President and Senior Credit Officer Summit Bank/Fleet;
		2003—2004	Senior Vice President and Senior Credit Officer, Sovereign Bank;
		2004—present	Executive Vice President & Chief Credit Officer, Harleysville; Executive Vice President & Chief Credit Officer, Harleysville National Bank.
Mikkalya W. Murray	49	1999—2004	Executive Vice President, Chief Credit Officer, Harleysville
		2004—present	Executive Vice President and Managing Director, Millennium Wealth Management & Private Banking, a division of Harleysville National Bank.
Demetra M. Takes	54	2000—present	President and Chief Executive Officer, Harleysville National Bank;
		2005—present	Executive Vice President and Director, Harleysville
Gregg J. Wagner	44	2000—2001	Senior Vice President, Controller, Harleysville; Senior Vice President, Chief Financial Officer, Harleysville National Bank;
		2001—2004	Executive Vice President, Finance, Harleysville National Bank;
		2004—2005	Executive Vice President, Chief Operating Officer, Harleysville;
		2005—present	President and Chief Operating Officer and Director, Harleysville. On April 1, 2005, Mr. Wagner will become the Chief Executive Officer of Harleysville.

DIRECTORS

        Three directors will be elected at the Annual Meeting to serve as Class C Directors for a 4-year term expiring in the year 2009.

Name	Age	Principal Occupation for Past Five Years and Position Held with the Corporation	Director of Corporation Since
Class A Directors To Serve Until 2007
Harold A. Herr	57	Partner — Albert S. Herr & Sons, Real Estate Development; Director of Harleysville and Harleysville National Bank	1987
Stephanie S. Mitchell	56	Secretary — R. C. Smith Industries; Secretary/Treasurer — Cole Candy & Tobacco Co., Inc.; Director of Harleysville and Harleysville National Bank; Member of HNB Western Region Advisory Board	2002
Vincent P. Small, Jr.	61	Retired — Private investor and business consultant. Formerly a general practice audit partner with PricewaterhouseCoopers, Philadelphia Office; Director of Harleysville and Harleysville National Bank	2004
Class B Directors To Serve Until 2008
Demetra M. Takes	54	President, Chief Executive Officer and Director of Harleysville National Bank; Executive Vice President and Director of Harleysville	2005
Walter R. Bateman, II	57	Retired Chairman & Chief Executive Officer — Harleysville Group Inc. & Harleysville Mutual Insurance Company; Director of Harleysville and Harleysville National Bank	2002
LeeAnn B. Bergey	51	President — Bergey's Leasing Associates, a full-service truck leasing and rental company; Director of Harleysville and Harleysville National Bank	1999
Current Class C Directors To Serve Until 2005 (nominees For Class C Director To Serve Until 2009)
Gregg J. Wagner	44	President, Chief Operating Officer of Harleysville; Director of Harleysville and Harleysville National Bank; President, Chief Executive Officer of Harleysville effective 4/1/2005.	2005
James A. Wimmer	64	Attorney-at-Law — Philip & Wimmer; Director of Harleysville and Harleysville National Bank; Member of HNB Northern Region Advisory Board	2000
William M. Yocum	71	President — W. M. Yocum Machine Company; Director of Harleysville and Harleysville National Bank	1984
Class D Directors To Serve Until 2006
Walter E. Daller, Jr.	65	Currently, Chairman and Chief Executive Officer of Harleysville since 1/1/2005; Chairman of Harleysville National Bank since 2000; Chairman, President and Chief Executive Officer of Harleysville and Chairman of Harleysville National Bank from 1981 to 2004	1977
Thomas C. Leamer	63	President — Delaware Valley College; Director of Harleysville and Harleysville National Bank	2003

Meetings and Committees of the Board of Directors

Board Member	Attended 2004 Annual Meeting	Corporate Board	Audit	Compensation	Executive	Nominating/Corporate Governance
W. R. Bateman, II	X	X	X		X
L. B. Bergey	X	X	X		X	X
W. E. Daller, Jr.	X	X			X
H. A. Herr	X	X		X	X	X
T. C. Leamer	X	X	X		X
S. S. Mitchell	X	X		X
V. P. Small, Jr.	X	X
D. M. Takes*	X	X
G. J. Wagner*	X	X
J. A. Wimmer	X	X
W. M. Yocum	X	X		X	X	X
Meetings Held in 2004		6	4	9	4	2

*
Appointment to Harleysville Board of Directors effective January 1, 2005.

•
Audit Committee:

    The Audit Committee held 4 meetings during fiscal year 2004. All members of the committee are non-executive, independent (as independence is currently defined in Rule 4200(a)(15) of the NASD listing standards and Section 10A of the Securities Exchange Act of 1934, as amended) and possess the required level of financial literacy. Each is free from any relationship that would interfere with the exercise of his or her independent judgment.

    The SEC recently adopted a rule requiring disclosure concerning the presence of at least one "audit committee financial expert" (a newly defined term) on the Audit Committee. Additionally, at least one member of the committee must meet the current standard of requisite financial management expertise as required by NASDAQ.

    During 2004, Walter R. Bateman, II was the committee's financial expert, as defined by SEC regulations, and chaired the committee. Other members of the committee include independent directors LeeAnn B. Bergey and Thomas C. Leamer.

    The Audit Committee operates under a formal charter that governs its duties and conduct. The Audit Committee Charter is available on the Investor Information/Corporate Governance page of our website at www.hncbank.com.

    The Audit Committee has established a Pre-Approval Policy which describes audit, audit-related, tax and all other services performed by the independent auditors in order to assure that the provision of such services does not impair the auditor's independence. Generally, the term of any pre-approval is 12 months from the date of pre-approval. The list of pre-approved services is periodically reviewed and revised based on subsequent determinations.

          Grant Thornton LLP, the corporation's registered public accounting firm, reports directly to the Audit Committee.

    The Audit Committee, consistent with the Sarbanes-Oxley Act of 2002 and the rules adopted thereunder, meets with management and the auditors prior to the filing of officers' certifications with the SEC to receive information concerning, among other things, significant deficiencies in the design or operation of internal controls.

    The Audit Committee has also adopted a Whistleblower Policy to enable confidential and anonymous reporting to the Audit Committee. The policy is also available on the Investor Information/Corporate Governance page of our website at www.hncbank.com.

  •
  Compensation Committee:

    Administers executive compensation programs, policies and practices. Acts in an advisory role on employee compensation. All members of the committee are independent (as independence is currently defined in Rule 4200(a)(15) of the NASD listing standards.) The members are Harold A. Herr, Chairman, William M. Yocum and Stephanie S. Mitchell. The committee met 9 times during 2004.

    The Compensation Committee operates under a formal charter that governs its duties and conduct. The Compensation Committee Charter is available on the Investor Information/Corporate Governance page of our website at www.hncbank.com.

  •
  Executive Committee:

          Members of the Executive Committee are Walter E. Daller, Jr., Chairman, Walter R. Bateman, II, LeeAnn B. Bergey, Harold A. Herr, Thomas C. Leamer, and William M. Yocum. The committee met 4 times during 2004.

  •
  Nominating and Corporate Governance Committee:

  The principal duties of the committee are to provide continuing assistance to the Board of Directors regarding matters relating to governance, performance, and composition of the Board. To fulfill its responsibilities and duties, the committee identifies qualified individuals to become Board members, recommends nominees to the Board to fill vacant Board seats, develops and recommends corporate governance guidelines to the Board, periodically reviews and assesses the Board and management performance and annually reviews and assesses its performance and charter. The committee has no formal process for considering director candidates recommended by shareholders due to the infrequency of nominations, but its policy is to give due consideration to any and all candidates.

    The Nominating and Corporate Governance Committee operates under a formal charter that governs its duties and standards of performance. The charter appears on the Investor Information/Corporate Governance page of our website at www.hncbank.com.

    Members of the committee include William M. Yocum, Chairman, LeeAnn B. Bergey and Harold A. Herr, each of whom is a non-employee director. All members of the committee are independent (as independence is currently defined in Rule 4200(a)(15) of the NASD listing standards.) The committee met 2 times during 2004.

        The members of the Board of Directors of the corporation also serve as the members of the Board of Directors of Harleysville National Bank, with the exception of Mr. Wimmer, Ms. Mitchell and Mr. Small. During 2004, the corporation held 4 regular and 2 special Board meetings, the annual meeting and the annual reorganization meeting. All of the directors attended at least 75% of the meetings of the Boards of Directors of the corporation and the bank and of the committees of which they were members.

        The corporation has no specific policy requiring directors to attend the Annual Meeting of Shareholders. However, criteria for determining the percentage of all meetings attended by each director include their attendance at the annual meeting. All members of the Board of Directors were present at the 2004 Annual Meeting of Shareholders.

Compensation of Directors

        Directors of the corporation do not receive a fee for meetings attended, with the exception of Mr. Wimmer, Ms. Mitchell and Mr. Small, who each receive one-half of the annual retainer fee and one-half of the meeting fee paid to Directors of Harleysville National Bank for each meeting of the corporation attended. These reduced fees are paid to these 3 directors in recognition of the time and travel necessary to attend the meetings of the corporation. These 3 directors do not receive a bonus. Directors were not compensated for committee meetings of less than 15 minutes in duration or for committee meetings held prior to a Board meeting. In 2004, Directors of Harleysville National Bank, as well as Mr. Wimmer, Ms. Mitchell and Mr. Small, received $165,670, in the aggregate. This compensation included the following:

  •
  $1,500 for each Board meeting attended,

  •
  $400 for each Board committee meeting attended, except for Audit Committee which receives $500

  •
  an annual retainer of $12,000,

  •
  an annual retainer of $1,250 to committee chairpersons, except for Audit Committee which receives $1,500, and

  •
  a bonus of $3,150.

        The corporation maintains deferred compensation plans for its directors. In the past, certain directors elected to defer, with interest, all or part of their compensation for future distribution. Under the terms of the plan, benefits can be paid out to the respective directors over a 10-year period. Should the director die before age 70 or before receiving all of the benefits, the remaining benefit would be paid to his or her beneficiary until age 70 or for ten years, whichever is greater. This plan is an unfunded plan, which is subject to substantial risk of forfeiture, and the director is not deemed vested in the plan, according to the terms of the plan.

        Directors who are also salaried officers of Harleysville or Harleysville subsidiaries do not receive any fees for Board or committee meetings.

1998 Independent Directors Stock Option Plan

        The corporation maintains a stock option plan to advance the development, growth and financial condition of the corporation and its subsidiaries; and, to secure, retain and motivate non-employee directors. During 2004, there were 38,591 shares granted under the plan. As of December 31, 2004, a total of 86,241 shares remained available for grant under the plan, reflecting adjustment for a 5 percent stock dividend paid on September 15, 2004. There were 38,151 options exercised under the plan during 2004. On January 3, 2005, each non-employee director was granted 5,440 options; 43,520 were granted, in the aggregate.

Equity Compensation Plan Information

        The following table provides information about our shares of common stock that may be issued under our existing equity compensation plans as of December 31, 2004:

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (A)(#)	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (B)($)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS, EXCLUDING SECURITIES REFLECTED IN COLUMN (A) (C)(#)

Equity Compensation Plans Approved by Stockholders	1,695,035[1]	$14.20 per share	1,226,455
Equity Compensation Plans Not Approved by Stockholders	-0-[2]	-0-	21,341
TOTAL	1,695,035	$14.20 per share	1,247,796

1
Includes options issued under the corporation's 1993 and 1998 Stock Incentive Plans, 1998 Independent Director's Stock Option Plan, 2004 Omnibus Stock Incentive Plan and options outstanding pursuant to the Merger & Acquisition of Millennium Bank on April 30, 2004.

2
December 13, 1996, the Board of Directors authorized the registration of 63,813 shares of common stock for issuance under the HNC Employee Stock Bonus Plan. On December 24, 1996, in celebration of the company reaching $1 billion in total assets, 37,806 shares were issued to full and part-time employees of the corporation's subsidiaries. Annually, since 1996, a total of 4,666 shares in the aggregate, have been awarded under this Plan to employees in recognition of exemplary service during the calendar year. When awarded, the value of shares is based on the closing price of HNBC common stock as of the close of business on the last business day of the most recently completed calendar quarter. Registered shares and available shares under the Plan reflect adjustment for stock dividends.

Executive Compensation

        Information concerning annual and long-term compensation for services in all capacities to the corporation is shown below for the fiscal years ending December 31, 2004, 2003 and 2002, for those individuals who served as the corporation's Chief Executive Officer, and were executive officers (other than the Chief Executive Officer) whose total annual salary and bonus exceeded $100,000 at December 31, 2004.

SUMMARY COMPENSATION TABLE

	Annual Compensation				Long-Term Compensation
Name and Position	Year	Salary	Bonus	Other	Restricted Stock	Options (Shares)[1]	LTIP Payouts	All Other Compensation[2]
		($)	($)	($)	(#)	($)	($)	($)
Walter E. Daller, Jr. Chairman, President and CEO; Chairman, Harleysville National Bank	2004 2003 2002	467,250 445,000 430,000	340,000 320,000 285,000	— — —	— — —	51,713 51,713 13,125	— — —	34,349 816,495 762,989
Demetra M. Takes Executive Vice President; President and CEO, Harleysville National Bank	2004 2003 2002	275,600 265,000 254,000	113,000 107,500 105,000	— — —	— — —	7,500 6,300 —	— — —	101,720 95,514 88,726
Michael B. High Executive Vice President and CFO of Harleysville and Harleysville National Bank	2004 2003 2002	156,538 — —	48,000 — —	— — —	— — —	18,000 — —	— — —	— — —
Gregg J. Wagner Executive Vice President and COO of Harleysville and Harleysville National Bank	2004 2003 2002	147,950 134,500 127,000	44,385 40,350 38,250	— — —	— — —	7,500 7,875 —	— — —	22,122 20,114 18,837
Mikkalya W. Murray Executive Vice President and Managing Director of Millennium Wealth Management & Private Banking	2004 2003 2002	147,950 134,550 127,000	44,385 40,350 38,250	— — —	— — —	7,500 7,875 —	— — —	24,526 22,454 21,022
David E. Sparks Executive Vice President; President Millennium Wealth Management & Private Banking-Resigned June 21, 2004	2004 2003 2002	27,692 — —	— — —	— — —	— — —	— — —	— — —	1,201,055[3] — —

1
Options (shares) granted in 2002, 2003 and 2004, as applicable, have been adjusted to reflect all stock dividends paid since the date of grant, including the 5 percent stock dividend paid on September 15, 2004.

2
Major components of All Other Compensation include:

		Deferred Compensation Plan	Supplemental Executive Retirement Plan	Harleysville's 401(k) Plan Contribution	Change in Control Payment
		($)	($)	($)	($)
Walter E. Daller, Jr.	2004 2003 2002	27,849 6,900 6,900	0 802,595 750,089	6,500 7,000 6,000	— — —
Demetra M. Takes	2004 2003 2002	— — —	95,220 88,516 82,726	6,500 6,998 6,000	— — —
Michael B. High	2004 2003 2002	— — —	— — —	— — —	— — —
Gregg J. Wagner	2004 2003 2002	— — —	17,683 16,078 15,027	4,439 4,036 3,810	— — —
Mikkalya W. Murray	2004 2003 2002	— — —	20,087 18,417 17,212	4,439 4,037 3,810	— — —
David E. Sparks	2004 2003 2002	— — —	— — —	— — —	1,201,055 — —
3
A change in control payout for Mr. Spark's includes $400,352 in cash and $800,703 placed in a Rabbi Trust.

Options/SAR Grants

        Stock options were granted to executive officers during the fiscal year ended December 31, 2004. All options were granted under the 1998 Stock Incentive Plan.

Option/SAR Grants in Last Fiscal Year

							Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Options' Term
Name and Principal Position	No. of Securities Underlying Options Granted		Percent of Total Options Granted to Employees(7)	Exercise or Base Price ($/Sh)	Market Price on Grant Date	Expiration Date	0% ($)	5% ($)	10% ($)
Walter E. Daller, Jr.	51,713	[1,4,5]	35.9%	27.50	27.50	02/12/2014	0	894,356	2,266,473
Demetra M. Takes	7,500	[3,4,6]	5.2%	27.06	27.06	12/30/2014	0	127,634	323,450
Michael B. High	10,500	[2,6]	7.3%	26.70	26.70	02/23/2014	0	176,311	446,806
	7,500	[3,6]	5.2%	27.06	27.06	12/31/2014	0	127,634	323,450
Gregg J. Wagner	7,500	[3,4,6]	5.2%	27.06	27.06	12/30/2014	0	127,634	323,450
Mikkalya W. Murray	7,500	[3,4,6]	5.2%	27.06	27.06	12/30/2014	0	127,634	323,450
David E. Sparks	0		0	0	0	0	0	0	0

1
Fair market value of underlying securities based on the closing price of the corporation's common shares on the NASDAQ Stock Exchange on the date of grant, February 12, 2004. These options have been adjusted to reflect the 5 percent stock dividend paid on September 15, 2004.

2
Fair market value of underlying securities based on the closing price of the corporation's common shares on the NASDAQ Stock Exchange on the date of grant, February 23, 2004. These options have been adjusted to reflect the 5 percent stock dividend paid on September 15, 2004.

3
Fair market value of underlying securities based on the closing price of the corporation's common shares on the NASDAQ Stock Exchange on the date of grant, December 30, 2004.

4
Includes Incentive and Non-Qualified Stock Options.

5
Vesting schedule is 100% after 6 months.

6
Vesting schedule is 20% over 5 years from date of grant

7
Percentage of total options granted to employees excludes options assumed under Millennium Bank Stock Compensation Program.

Aggregated Option Exercises and Fiscal Year-End Values

        The following table shows information about all exercises of stock options by the named officers during the last fiscal year as well as the fiscal year-end option values for each named executive officer under the 1993 Stock Incentive Plan, under the 1998 Stock Incentive Plan, under the Millennium Bank Stock Compensation Program and held by them at December 31, 2004. The options and information shown in the table have been adjusted to reflect 5 percent stock dividend paid on September 15, 2004.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

Name and Principal Position	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at FY-End Exercisable/Unexercisable	Value of Unexercised In-the-money Options at FY-End[1] Exercisable/Unexercisable
	(#)	($)	(#)[2]	($)
Walter E. Daller, Jr.	14,523	240,356	275,600/0	2,854,473/0
Demetra M. Takes	0	0	74,888/27,149	1,255,565/256,166
Michael B. High	0	0	0/18,000	0/10,260
Gregg J. Wagner	0	0	45,823/23,723	761,139/174,864
Mikkalya W. Murray	30,584	548,449	11,497/23,723	172,147/174,864
David E. Sparks[3]	68,721	798,950	0/0	0/0

1
Market value of underlying securities based on the average of the closing bid and ask prices of the corporation's common shares as quoted on NASDAQ Online on the last trading day of year 2004, December 31, 2004, minus the exercise price.

2
Includes shares granted under the 1993 Stock Incentive Plan and the 1998 Stock Incentive Plan.

3
Mr. Sparks' shares were granted under Millennium Bank Stock Compensation Program and converted to Harleysville pursuant to the merger and acquisition of Millennium Bank. Mr. Sparks exercised all of his outstanding options during 2004.

1993 Stock Incentive Plan

        The corporation maintains the 1993 Stock Incentive Plan. The plan's purpose is to advance the development, growth and financial condition of the corporation. The plan provides that shares of our common stock be issued to certain employees of the corporation and banking subsidiaries.

        A disinterested committee of the corporation's Board of Directors administers the plan. Awards can be made in the form of incentive stock options, non-qualified stock options, stock appreciation rights or restricted stock as the disinterested committee deems appropriate. No stock options remain available for grant under the 1993 Stock Incentive Plan. During 2004, 55,546 options were exercised under this plan. There are 80,011 options outstanding under the plan. All shares have been adjusted to reflect 5 percent stock dividend paid on September 15, 2004.

1998 Stock Incentive Plan

        The corporation maintains the 1998 Stock Incentive Plan. The plan's purpose is to advance the development, growth and financial condition of the corporation. The plan provides that shares of our common stock be issued to certain employees of the corporation and banking subsidiaries.

        A disinterested committee of the corporation's Board of Directors administers the plan. Awards can be made in the form of incentive stock options, non-qualified stock options, stock appreciation rights or restricted stock as the disinterested committee deems appropriate. 90,214 stock options remain available for grant under the 1998 Stock Incentive Plan. During 2004, 143,963 stock options were granted and 220,012 options were exercised under this plan. All shares have been adjusted to reflect a 5 percent stock dividend paid on September 15, 2004.

2004 Omnibus Stock Incentive Plan

        The corporation maintains the 2004 Omnibus Stock Incentive Plan. The plan's purpose is to advance the development, growth and financial condition of the corporation. The plan provides that shares of our common stock be issued to certain employees and/or directors of the corporation and banking subsidiaries.

        A disinterested committee of the corporation's Board of Directors administers the plan. Awards can be made in the form of incentive stock options, non-qualified stock options, stock appreciation rights or restricted stock as the disinterested committee deems appropriate. No shares have been granted under the 2004 Omnibus Stock Incentive Plan. 1,050,000 stock options were allocated and remain available for grant. Shares have been adjusted to reflect a 5 percent stock dividend paid on September 15, 2004.

Millennium Stock Compensation Program Converted to Harleysville Stock Options

        In connection with the acquisition of Millennium Bank in 2004, Harleysville assumed all obligations under the Millennium Bank Stock Compensation Program. The change in control accelerated the vesting of all outstanding stock options to 100%. Upon consummation of the merger, outstanding stock options were converted according to proration parameters outlined in the merger agreement. 297,787 stock options were assumed on the effective date of the merger. Since the effective date, 118,574 stock options have been exercised. A total of 179,213 stock options remain outstanding under the program. No further stock options may be granted under the program. The options have been adjusted to reflect a 5 percent stock dividend paid on September 15, 2004.

Harleysville National Corporation Stock Bonus Plan

        The corporation maintains the Harleysville National Corporation Stock Bonus Plan to recognize employees who have:

  •
  a strong interest in the successful operation of the business;

  •
  loyalty to the corporation and banking subsidiaries; and

  •
  visible evidence of increased efficiency.

        The Stock Bonus Plan is administered by the Compensation Committee of the corporation. The committee annually determines, in its sole discretion, the amount of shares the corporation awards.

        The corporation awarded 264 shares on April 1, 2004, to certain employees for exemplary service throughout 2003. As of December 31, 2004, a total of 21,341 shares remained available for awards under the plan. The shares authorized and awarded under this plan have been adjusted to reflect a 5 percent stock dividend paid on September 15, 2004.

Pension Plan

        The corporation maintains a non-contributory funded pension plan for all full-time employees of its subsidiaries over age 21, who have completed 1 year of service. Annual benefits to eligible retired employees at age 65 or, if later, the 5th anniversary of the first day of the plan year in which they began to participate in the plan, are provided according to the following formula:

        The product of (A) and (B), where

  (A)
  is the sum of:

  (i)
  .65% of average compensation, plus

  (ii)
  .60%, (.56% or .52% for participants whose social security retirement age is 66 or 67, respectively) of average compensation above the covered compensation level of an individual attaining the social security retirement age in the current plan year; and

  (B)
  is the participant's years of service as of his normal retirement date, but not in excess of 25 years.

        Average compensation is the average of the highest 5 consecutive salaries, excluding bonuses, during the last 10 years of employment. Compensation for pension purposes is limited to $205,000 (for calendar years 2003 and 2002 the compensation limit was $200,000; for calendar years 2001 and 2000 the compensation limit was $170,000; for calendar years 1999, 1998, and 1997 the compensation limit was $160,000; for calendar years 1996 and earlier, the compensation limit was $150,000) as required under federal pension law. Total contributions by Harleysville to the pension plan for the years ending December 31, 2004, 2003 and 2002, were $1,500,000, $1,000,000 and $800,000, respectively.

        The following table shows the estimated annual retirement benefit payable according to the pension plan to an officer currently age 65 for his lifetime. The table does not reflect any limitations on benefits to participants that may apply under the Internal Revenue Code. Benefits listed in the following table are integrated with Social Security.

Average Compensation	10 Years of Service	15 Years of Service	20 Years of Service	25 Years of Service	30 Years of Service
$75,000	$6,611	$9,917	$13,223	$16,529	$16,529
100,000	9,636	14,455	19,273	24,091	24,091
125,000	12,661	18,992	25,323	31,654	31,654
150,000	15,686	23,530	31,373	39,216	39,216
175,000	18,711	28,067	37,423	46,779	46,779
200,000	21,736	32,605	43,473	54,341	54,341
205,000	22,341	33,512	44,683	55,854	55,854

        Walter E. Daller, Jr., Chairman and Chief Executive Officer of Harleysville, has 25 years of credited service under the pension plan. Average compensation, upon which benefits would be calculated at December 31, 2004, is $189,000.

        Demetra M. Takes, Executive Vice President of Harleysville and President and Chief Executive Officer of Harleysville National Bank, has 25 years of credited service under the pension plan. Average compensation, upon which benefits would be calculated at December 31, 2004, is $189,000.

        Gregg J. Wagner, President and Chief Operating Officer of Harleysville has 11 years of credited service under the pension plan. Average compensation, upon which benefits would be calculated at December 31, 2004, is $125,313.

        Mikkalya W. Murray, Executive Vice President and Managing Director of Millennium Wealth Management & Private Banking, a Division of Harleysville National Bank, has 11 years of credited service under the pension plan. Average salary, upon which benefits would be calculated at December 31, 2004, is $125,160.

        Michael B. High, Executive Vice President and Chief Financial Officer, is not eligible for participation until completion of 1 year of service.

401(k) Plan

        The corporation maintains a 401(k) plan. It is a tax-exempt profit-sharing plan, qualified under section "401(a)" of the Internal Revenue Code. All employees are eligible to participate on the first day of the calendar quarter following six months of service, if they are 21 years of age, and they may contribute a maximum up to IRS dollar limit of their salary on a pre-tax basis, with a 50% employer match, up to a maximum of 3% of salary. The funds, which include HNC stock, in the 401(k) plan, are managed by an independent investment manager. Distributions are made upon normal retirement at age 65, early retirement at age 55 with a minimum of 15 years of service, or upon disability, death, termination or hardship. A participant may elect distributions in a lump sum, in installments or as an annuity for life.

Supplemental Executive Retirement Plan

        Harleysville Management Services maintains a Supplemental Executive Retirement Plan for certain officers and key employees. The plan provides for payment to the covered employee of an annual supplemental retirement benefit up to 50% of their average annual compensation upon retirement, thereafter offset by the employer's share of social security, defined benefit pension and available employer's 401(k) matching contribution. There is a lifetime payout in retirement benefits with a minimum payout of 10 years. There is a pre-retirement death benefit, payable for 10 years, of 100% of the average annual compensation for the first year, and 50% of the average annual compensation for the next 9 years.

        The following table shows the estimated annual retirement benefit payable according to the Supplemental Executive Retirement Plan to an employee covered under the Plan:

Average Annual Compensation	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9	Year 10
$100,000	$50,000	$50,000	$50,000	$50,000	$50,000	$50,000	$50,000	$50,000	$50,000	$50,000
125,000	62,500	62,500	62,500	62,500	62,500	62,500	62,500	62,500	62,500	62,500
150,000	75,000	75,000	75,000	75,000	75,000	75,000	75,000	75,000	75,000	75,000
175,000	87,500	87,500	87,500	87,500	87,500	87,500	87,500	87,500	87,500	87,500
200,000	100,000	100,000	100,000	100,000	100,000	100,000	100,000	100,000	100,000	100,000
225,000	112,500	112,500	112,500	112,500	112,500	112,500	112,500	112,500	112,500	112,500
250,000	125,000	125,000	125,000	125,000	125,000	125,000	125,000	125,000	125,000	125,000
275,000	137,500	137,500	137,500	137,500	137,500	137,500	137,500	137,500	137,500	137,500
300,000	150,000	150,000	150,000	150,000	150,000	150,000	150,000	150,000	150,000	150,000
325,000	162,500	162,500	162,500	162,500	162,500	162,500	162,500	162,500	162,500	162,500
350,000	175,000	175,000	175,000	175,000	175,000	175,000	175,000	175,000	175,000	175,000
375,000	187,500	187,500	187,500	187,500	187,500	187,500	187,500	187,500	187,500	187,500
400,000	200,000	200,000	200,000	200,000	200,000	200,000	200,000	200,000	200,000	200,000
425,000	212,500	212,500	212,500	212,500	212,500	212,500	212,500	212,500	212,500	212,500
450,000	225,000	225,000	225,000	225,000	225,000	225,000	225,000	225,000	225,000	225,000

        Average annual compensation upon which benefits would be calculated at December 31, 2004, under the Supplemental Executive Retirement Plan is $353,820 for Demetra M. Takes, Executive Vice President of Harleysville National Corporation and President and Chief Executive Officer of Harleysville National Bank; credited coverage under the plan is 14 years.

        Average annual compensation upon which benefits would be calculated at December 31, 2004, under the Supplemental Executive Retirement Plan is $160,237 for Gregg J. Wagner, Executive Vice President and Chief Operating Officer of Harleysville and Harleysville National Bank; credited coverage under the plan is 3 years.

        Average annual compensation upon which benefits would be calculated at December 31, 2004, under the Supplemental Executive Retirement Plan is $161,179 for Mikkalya W. Murray, Executive Vice President of

Harleysville and Executive Vice President and Managing Director, Millennium Wealth Management & Private Banking, a division of Harleysville National Bank; credited coverage under the plan is 3 years.

        Average annual compensation upon which benefits would be calculated at December 31, 2004, under the Supplemental Executive Retirement Plan is $204,538 for Michael B. High, Executive Vice President and Chief Financial Officer of Harleysville and Harleysville National Bank; credited coverage under the plan is 1 year.

Supplemental Executive Retirement Plan for Walter E. Daller, Jr.

        Harleysville Management Services maintains a Supplemental Executive Retirement Plan for Walter E. Daller, Jr., Chairman, President and Chief Executive Officer of Harleysville National Corporation. The plan provides for payment to the covered employee of an annual supplemental retirement benefit equal to 70% of his final five year average compensation, reduced by the employer's share of social security, defined benefit pension and available employer's 401(k) matching contribution. There is a lifetime payout in retirement benefits with a minimum payout of 10 years.

        There is a pre-retirement death benefit, payable for 10 years, of 100% of the average five year compensation for the first year, and 70% of the average five year compensation for the next 9 years.

        The estimated annual retirement benefit payable according to the Supplemental Executive Retirement Plan to Walter E. Daller, Jr. under the Plan is $381,828.

Average Annual Compensation	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9	Year 10
$100,000	$70,000	$70,000	$70,000	$70,000	$70,000	$70,000	$70,000	$70,000	$70,000	$70,000
125,000	87,500	87,500	87,500	87,500	87,500	87,500	87,500	87,500	87,500	87,500
150,000	105,000	105,000	105,000	105,000	105,000	105,000	105,000	105,000	105,000	105,000
175,000	122,500	122,500	122,500	122,500	122,500	122,500	122,500	122,500	122,500	122,500
200,000	140,000	140,000	140,000	140,000	140,000	140,000	140,000	140,000	140,000	140,000
225,000	157,500	157,500	157,500	157,500	157,500	157,500	157,500	157,500	157,500	157,500
250,000	175,000	175,000	175,000	175,000	175,000	175,000	175,000	175,000	175,000	175,000
275,000	192,500	192,500	192,500	192,500	192,500	192,500	192,500	192,500	192,500	192,500
300,000	210,000	210,000	210,000	210,000	210,000	210,000	210,000	210,000	210,000	210,000
325,000	227,500	227,500	227,500	227,500	227,500	227,500	227,500	227,500	227,500	227,500
350,000	245,000	245,000	245,000	245,000	245,000	245,000	245,000	245,000	245,000	245,000
375,000	262,500	262,500	262,500	262,500	262,500	262,500	262,500	262,500	262,500	262,500
400,000	280,000	280,000	280,000	280,000	280,000	280,000	280,000	280,000	280,000	280,000
425,000	297,500	297,500	297,500	297,500	297,500	297,500	297,500	297,500	297,500	297,500
450,000	315,000	315,000	315,000	315,000	315,000	315,000	315,000	315,000	315,000	315,000
500,000	350,000	350,000	350,000	350,000	350,000	350,000	350,000	350,000	350,000	350,000
525,000	367,500	367,500	367,500	367,500	367,500	367,500	367,500	367,500	367,500	367,500
550,000	385,000	385,000	385,000	385,000	385,000	385,000	385,000	385,000	385,000	385,000
575,000	402,500	402,500	402,500	402,500	402,500	402,500	402,500	402,500	402,500	402,500
600,000	420,000	420,000	420,000	420,000	420,000	420,000	420,000	420,000	420,000	420,000
625,000	437,500	437,500	437,500	437,500	437,500	437,500	437,500	437,500	437,500	437,500
650,000	455,000	455,000	455,000	455,000	455,000	455,000	455,000	455,000	455,000	455,000
675,000	472,500	472,500	472,500	472,500	472,500	472,500	472,500	472,500	472,500	472,500
700,000	490,000	490,000	490,000	490,000	490,000	490,000	490,000	490,000	490,000	490,000
725,000	507,500	507,500	507,500	507,500	507,500	507,500	507,500	507,500	507,500	507,500
750,000	525,000	525,000	525,000	525,000	525,000	525,000	525,000	525,000	525,000	525,000
775,000	542,500	542,500	542,500	542,500	542,500	542,500	542,500	542,500	542,500	542,500
800,000	560,000	560,000	560,000	560,000	560,000	560,000	560,000	560,000	560,000	560,000
825,000	577,500	577,500	577,500	577,500	577,500	577,500	577,500	577,500	577,500	577,500

        Average annual compensation upon which benefits would be calculated at December 31, 2004, under the Supplemental Executive Retirement Plan is $719,750 for Walter E. Daller, Jr., Chairman, President and Chief Executive Officer of Harleysville and Chairman of Harleysville National Bank; credited coverage under the plan is 25 years.

EXECUTIVE EMPLOYMENT AGREEMENTS

Walter E. Daller, Jr.

        On November 15, 2004, the corporation announced that Walter E. Daller, Jr., Chairman and Chief Executive Officer of the corporation, will retire from active management of the corporation as Chief Executive Officer on March 31, 2005. Mr. Daller relinquished the position of President of the corporation on January 1, 2005. Mr. Daller will remain the Chairman of the Board of Directors of the corporation and the bank. Further, Mr. Daller has entered into a Consulting Agreement and General Release with the corporation and the bank.

        Among the terms of the Consulting Agreement: (1) Mr. Daller agreed to a general release to the corporation and the bank from any potential claims he could assert pursuant to his employment or his employment agreement, dated October 26, 1998, entered into by and among Mr. Daller, the corporation and the bank (the "Daller Employment Agreement"); (2) Mr. Daller will continue to serve as Chairman of the Board of Directors of the corporation and the bank; (3) from April 1, 2005 through March 31, 2008, Mr. Daller will provide consulting advice to the corporation and bank; (4) the term of the agreement will automatically extend for one additional year at the end of the initial three years and on every anniversary of the Consulting Agreement, unless notice to terminate is given 180 days prior to renewal; (5) Mr. Daller will receive $107,000 per year; (6) Mr. Daller will receive continuation of all life, disability, medical insurance and other normal health and welfare benefits for a period of 5 years after the date of retirement; (7) Mr. Daller will receive dues and other expenses for membership at a country club. He will also receive an automobile, office space and reimbursement of certain business expenses. The Consulting Agreement contains a restrictive covenant precluding Mr. Daller from engaging in competitive activities in a certain area and a provision preventing Mr. Daller from disclosing proprietary information about the corporation. However, pursuant to the Consulting Agreement and under the terms of the Daller Employment Agreement, the corporation will pay Mr. Daller a lump sum equal to 1.5 times his "Agreed Compensation," as defined in the Daller Employment Agreement, on the date of his retirement.

Gregg J. Wagner and Michael B. High

        Harleysville Management Services, LLC, the wholly-owned subsidiary of the corporation, entered into an employment agreement with Gregg J. Wagner, the President and Chief Operating Officer of the corporation that was effective January 1, 2005, (the "Wagner Employment Agreement). The Wagner Employment Agreement was entered into in connection with Mr. Wagner's promotion to President and Chief Operating Officer on January 1, 2005 and Mr. Wagner's subsequent promotion to President and Chief Executive Officer of the Corporation on April 1, 2005.

        Harleysville Management Services, LLC, entered into an employment agreement with Michael B. High, the current Executive Vice President and Chief Financial Officer of the corporation that is effective April 1, 2005 (the "High Employment Agreement"). The High Employment Agreement was entered into in connection with Mr. High's promotion to Executive Vice President and Chief Operating Officer of the corporation on April 1, 2005.

        The terms of the Wagner Employment Agreement and the High Employment Agreement are three years and will automatically extend for one additional year at the end of the first three years and on every anniversary of the Employment Agreements, unless notice to terminate is given 90 days prior to renewal. The executives are entitled to participate in annual and long-term incentive plans and employee benefit plans, receive four weeks of vacation each year, and receive a car allowance. The Employment Agreements will automatically terminate for "Cause," as defined in the agreements, and all rights under the agreements will terminate. The employment agreements will automatically terminate if the executives terminate the agreements for "Good Reason," as defined in the agreements, or are terminated by the corporation without cause and the executives will receive (1) the greater of the compensation they would receive for remainder of the agreements' terms or one year's compensation and (2) participation in the corporation's benefit plans for twelve months. The employment agreements will automatically terminate upon the executives' disability, as defined in the agreements, and they will receive employee benefits and an amount no greater than 70% of their compensation less amounts payable under any disability plan until they (1) return to work, (2) reach 65, or (3) die. The employment agreements will automatically terminate upon the death of the executives and any compensation remaining for the term of the agreements will be paid to the executives' survivors. The employment agreements will automatically terminate upon voluntary termination of the agreements by the executives absent "Good Cause," as defined in the agreements. If the executives are terminated or upon occurrence of other events following a "Change in Control," as defined in the agreements, the executives may receive up to 2.99 times their then current compensation and will continue participation in employee benefit plans. The employment agreements contain restrictive covenants precluding the executives from engaging in competitive activities in a certain area and provisions preventing the executives from disclosing proprietary information about the corporation.

        In addition to the terms above, under the terms of the Wagner Employment Agreement, Mr. Wagner agrees to resign his directorship if his employment is terminated.

Demetra M. Takes

        In 1998, the corporation and Harleysville National Bank also entered into an employment agreement with Demetra M. Takes, Executive Vice President, Harleysville and President and Chief Executive Officer, Harleysville National Bank. The agreement is for a term of 3 years, renewing automatically at the end of the three-year period for an additional one-year term. The employment agreement renews automatically at the end of each one-year extension. Either party must provide at least 180 days written notice prior to an annual renewal date in the event this agreement shall terminate at the end of the then existing employment period. The agreement specifies Ms. Takes' position and duties, compensation and benefits, and indemnification and termination provisions. Ms. Takes will be entitled to participate in annual and long-term incentive plans and employee benefit plans, receive annual vacation in accordance with the policies established by the Board of Directors of Harleysville, and receive an automobile and maintenance of such automobile. If Ms. Takes is terminated or upon occurrence of other events following a "Change in Control," as defined in the agreement, Ms. Takes may receive up to 2.0 times her then current annual base salary and may continue participation in employee benefit plans. The agreement also contains a non-competition provision and a confidentiality provision.

Certain Transactions

        There have been no material transactions between any director or executive officer of the corporation or any of their associates and the corporation, nor are any such material transactions proposed. The corporation has had and intends to continue to have banking and financial transactions in the ordinary course of business with directors and executive officers of the corporation and its banking subsidiaries and their associates on comparable terms and with similar interest rates as those prevailing, from time to time, for other customers of its banking subsidiaries. Total loans outstanding from the corporation at December 31, 2004, to the corporation's executive officers and directors as a group and members of their immediate families and companies in which they had an ownership interest of 10% or more was $22,862,592 or approximately 8.45% of the total equity capital of the corporation. Loans to such persons were made in the ordinary course of business and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features.

Compliance with Section 16(a) Reporting

        The rules of the Securities and Exchange Commission require that the corporation disclose late filings of reports of stock ownership (and changes in stock ownership) by its directors and executive officers. To the best of the corporation's knowledge, there were no delinquent Form 4 filings during 2004.

Shareholder Return Performance Graph

        A line graph comparing the yearly change in the cumulative total shareholder return on the corporation's common stock against the cumulative total return of the NASDAQ Stock Market (U.S. Companies) Index and the NASDAQ Bank Stocks Index for the period of 5 fiscal years commencing January 1, 2000, and ending December 31, 2004, follows. The shareholder return shown on the graph below is not necessarily indicative of future performance.

Comparison of Five-Year Cumulative Total Returns
Performance Graph for Harleysville National Corporation

[1] 12985	Prepared by CRSP (www.crsp.uchicago.edu), Center for Research in Security Prices, Graduate School of Business, The University of Chicago. Used with permission. All rights reserved.	©Copyright 2005

REPORT OF THE COMPENSATION COMMITTEE

        The Board of Directors of the corporation is responsible for governance of the corporation and its subsidiaries. In fulfilling its fiduciary duties, the Board of Directors acts in the best interests of our shareholders, customers and the communities served by the corporation and its subsidiaries. To accomplish the strategic goals and objectives of the corporation, the Board of Directors employs competent persons who undertake to accomplish these objectives with integrity and in a cost-effective manner. The compensation of these individuals is part of the Board of Directors' fulfillment of its duties to accomplish the corporation's strategic mission.

        The role of the compensation committee is two-fold. First, we establish Harleysville's compensation principles that serve to guide the various compensation plans and programs applicable to employees at all levels of the organization. Second, we review compensation survey data from several independent sources to ensure that our total compensation program is competitive. The committee is comprised entirely of non-employee members of the Board of Directors who meet the independence requirements of The NASDAQ National Market. The objectives of the committee are to establish:

  •
  a fair compensation program to govern executive officers' base salaries, and

  •
  incentive plans to attract, motivate, and retain competent, dedicated and ambitious individuals the corporation needs to design and deliver innovative products, services and solutions to our customers.

        The committee believes that this will result in improved profitability, increased dividends to our shareholders and subsequent appreciation in the market value of shares of the corporation's common stock.

        Annually, the Board of Directors reviews and approves the compensation of the corporation's and its subsidiaries' top executives. The top executives, whose compensation is determined by the committee, include the chief executive officer, the president, executive vice presidents and all senior vice presidents. In reaching their base salary recommendations, the committee makes extensive use of executive compensation analyses, comparisons, surveys, performance measurements, stock evaluations and reviews of peer groups by asset size and performance, particularly peer group institutions with assets over $1 billion.

        This peer group of banks with assets over $1 billion is different than the peer group used for the Shareholder Return Performance Graph. The principal resources used for peer group comparisons are the

  •
  2004 edition of the annual SNL Executive Compensation Review of Commercial Banks, and the

  •
  2004 edition of the L. R. Webber Associates Salary/Benefits Survey of the Pennsylvania Financial Services Industry.

        The peer group on the Shareholder Return Performance Graph includes bank holding companies and banks listed on NASDAQ that may not be located in Pennsylvania.

        The compensation committee does not deem Section 162 (m) of the Internal Revenue Code to be applicable to the corporation at this time. The compensation committee intends to monitor the future application of Section 162 (m) of the Internal Revenue Code to the compensation paid to its executives, officers and, in the event that this section becomes applicable, the compensation committee intends to amend the corporation's compensation plans to preserve the deductibility of compensation payable under the plans.

Chief Executive Officer Compensation

        The Board of Directors has determined that the compensation of the chief executive officer, as increased by 4.33% over 2004 compensation of $445,000, is appropriate in light of the following 2004 performance accomplishments as of December 31, 2004:

  •
  a 9.2% increase in net income

  •
  a 15.31% return on equity

  •
  a 20.5% increase in assets

  •
  a 1.39% return on assets

  •
  a 14.83% increase in shareholder dividends

        There is, however, no direct correlation between the chief executive officer's compensation, the chief executive officer's increase in compensation and any of the above criteria, nor is there any specific weight given by the committee to any of the above individual criteria. The increase in the chief executive officer's compensation is based on the committee's subjective determination after review of all information, including the above, that it deems relevant.

Executive Officers

        The Board of Directors has established that the compensation of the executive officers of the corporation and its banking subsidiaries will increase by 6.19% over 2004 compensation of $3,743,115 in the aggregate. Compensation increases were determined by the committee based on its subjective analysis of the individual's contribution to the corporation's strategic goals and objectives. In determining whether strategic goals have been achieved, the Board of Directors considers, among numerous factors, the corporation's performance as measured by earnings, revenues, return on assets, return on equity, market share, total assets and non-performing loans.

        Although the performance and increases in compensation were measured in light of these factors, there is no direct correlation between any specific criterion and the employee's compensation, nor is there any specific weight provided to any such criteria in the committee's analysis. The determination by the committee is subjective after review of all information, including the above, as it deems relevant.

        In addition to base salary, executive officers of the corporation and its banking subsidiaries may participate currently in the following annual and long-term incentive plans:

  •
  Pension Plan

  •
  401(k) Plan

  •
  Non-qualified Supplemental Retirement Benefit Plan

  •
  1993 Stock Incentive Plan

  •
  1998 Stock Incentive Plan

  •
  2004 Omnibus Stock Incentive Plan

        Total compensation opportunities available to the employees of the corporation and its subsidiaries are influenced by general labor market conditions, the individual's specific responsibilities and the individual's contributions to our success.

        Individuals are reviewed annually on a calendar year basis. The corporation strives to offer compensation that is competitive with that offered by employers of comparable size in our industry. Through these compensation policies, the corporation strives to meet its strategic goals and objectives to its constituencies and to provide compensation that is fair and meaningful to its employees.

COMPENSATION COMMITTEE Harold A. Herr, Chairman Stephanie S. Mitchell William M. Yocum

Compensation Committee Interlocks and Insider Participation

        During 2004, no current or former officer or employee of the corporation or of any of its banking subsidiaries served on the compensation committee. In addition, none of the members of the committee had any relationship with the corporation or any of its subsidiaries that would require disclosure under Item 404 of the Securities and Exchange Commission's Regulation S-K relating to insider transactions and indebtedness of management.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee ("Committee") oversees the Corporation's financial reporting process on behalf of the Board of Directors. In that connection, the Committee, along with the Board of Directors, has formally adopted an audit committee charter setting forth its responsibilities. In addition, appropriate policies have been established to further strengthen disclosure procedures required under the Sarbanes-Oxley Act of 2002.

        Management has the primary responsibility for the financial statements and the reporting process including the systems of internal control. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

        The Committee reviewed with the independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality, not just the acceptability, of the Corporation's accounting principles and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States of America. In addition, the Committee has discussed with the independent registered public accounting firm the firm's independence from management and the Corporation including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with the registered public accounting firm's independence.

        The Committee discussed with the Corporation's internal and independent registered public accounting firm the overall scope and plans for their respective audits. The Committee meets with the internal and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Corporation's internal controls and the overall quality of the Corporation's financial reporting. The Committee held four meetings during fiscal year 2004 in addition to reviewing the quarterly financial results with the independent registered public accounting firm prior to press release.

        In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission. The Committee and the Board of Directors have also approved the selection of the Corporation's independent registered public accounting firm for 2005.

AUDIT COMMITEE Walter R. Bateman II, Chairman LeeAnn B. Bergey Thomas C. Leamer

Independent Registered Public Accounting Firm

        Grant Thornton LLP, Certified Public Accountants, of Philadelphia, Pennsylvania, served as Harleysville National Corporation's independent Registered Public Accounting Firm for the 2004 fiscal year. Grant Thornton LLP assisted the corporation and its subsidiaries with:

  •
  preparation of federal and state tax returns, and

  •
  assistance in connection with regulatory matters,

charging the banking subsidiaries for such service at its customary hourly billing rates. Aggregate fees billed to Harleysville National Corporation and subsidiaries by the independent accountants for services rendered during the fiscal year ending December 31, 2004, were as follows:

Types of Fees	2004	2003
Audit Fees:(1)	$298,431	$198,115
Audit Related Fees:(2)	$58,962	$32,250
Tax Fees:(3)	$132,902	$159,277
All Other Fees:(4)	$11,932	$0
TOTAL	$502,227	$389,642

(1)
Audit fees consisted of audit work performed in the preparation of financial statements, Sarbanes-Oxley Sec. 404 certification work, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as statutory audits.

(2)
Audit related fees consisted principally of audits of employee benefit plans.

(3)
Tax fees consisted principally of assistance with matters related to tax compliance and reporting as well as assistance in the development of a management services company.

(4)
All other fees in 2004 consisted principally of services related to compensation research.

        These services were approved by the corporation's Audit Committee after due consideration of the effect of the performance thereof on the independence of the registered public accounting firm.

        The Audit Committee has approved and appointed Grant Thornton LLP, Registered Public Accounting Firm, as the corporation's auditors for the fiscal year ending December 31, 2005. The Board of Directors of Harleysville National Corporation has ratified this appointment. Grant Thornton LLP has advised the corporation that none of its members has any financial interests in Harleysville National Corporation.

        Representatives of Grant Thornton LLP will be present at the annual meeting. They will be given the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions after the meeting.

Electronic Distribution

        You may choose to receive future distributions of Harleysville's material (quarterly reports, proxy statements, annual reports, etc.) via e-mail. Registered shareholders may go to website www.amstock.com to enroll. You will be asked to enter your ten digit account number. If your shares are held by a broker, please follow the broker instructions to receive Harleysville's material electronically or you may go to www.hncbank.com, select Investor Information and click on "E-Mail Notification" from the list at the top of the page. After appropriately completing and submitting the form, you will be notified each time new information is released and becomes available on this website. You will be able to view the documents by clicking on "Documents" and following instructions, as prompted.

Annual Report

        A copy of the corporation's annual report for the fiscal year ended December 31, 2004, accompanies this proxy statement. We furnish the annual report for your information only. We have not incorporated the annual report, or any part of the annual report, in this proxy statement.

Legal Proceedings

        In the opinion of the management of the corporation, there are no proceedings pending to which the corporation is a party or to which its property is subject, which, if determined adversely to the corporation, would be material in relation to the corporation's undivided profits or financial condition. There are no proceedings pending other than routine litigation incident to the business of the corporation and its banking subsidiaries. In addition, no material proceedings are pending or are known to be threatened or contemplated against the corporation by government authorities.

Householding

        We have adopted a procedure approved by the SEC called "householding." Under this procedure, multiple shareholders who share the same last name and address and do not participate in electronic delivery will receive only one copy of the proxy materials, unless they notify us that they wish to continue receiving multiple copies. We have undertaken householding to reduce our printing costs and postage fees.

        If you wish to continue to receive multiple copies of the proxy materials at the same address, additional copies will be provided to you upon request. You may request multiple copies by notifying us in writing or by telephone at: Harleysville National Corporation, ATTN: Shareholder Services, 483 Main Street, P. O. Box 195, Harleysville, PA 19438-0195 or telephone 800-423-3955. You may opt-out of householding at any time prior to thirty days before the mailing of proxy materials in March of each year by notifying us at the address above.

        If you share an address with another shareholder and currently are receiving multiple copies of the proxy materials, you may request householding by notifying us at the above-referenced address or telephone number.

Shareholder Proposals

        Any shareholder who, in accordance with and subject to the provisions of the proxy rules of the Securities and Exchange Commission, wishes to submit a proposal for inclusion in the corporation's proxy statement for the 2006 Annual Meeting of Shareholders, must deliver the proposal in writing to the Secretary of the corporation at the principal executive offices of Harleysville National Corporation at 483 Main Street, P.O. Box 195, Harleysville, Pennsylvania 19438-0195, on or before Thursday, November 10, 2005.

Additional Information

        Any shareholder may obtain a copy of Harleysville National Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, including the financial statements and the schedules thereto, required to be filed with the Securities and Exchange Commission, without charge, by submitting a written request to the Secretary of the corporation, Harleysville National Corporation, 483 Main Street, P.O. Box 195, Harleysville, Pennsylvania 19438-0195, telephone 800-423-3955. You may also view these documents on our website at www.hncbank.com, select Investor Information, and then click on "Documents/Filings."

Other Matters

        The Board of Directors does not know of any matters to be presented for consideration other than the matters described in the accompanying Notice of Annual Meeting of Shareholders, but, if any matters are properly presented, persons named in the accompanying proxy intend to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Walter E. Daller, Jr. Chairman of the Board and Chief Executive Officer

Date: March 9, 2005

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HARLEYSVILLE NATIONAL CORPORATION

REVOCABLE PROXY

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 12, 2005
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby constitutes and appoints Tracie A. Young, Senior Vice President, Chief Compliance Officer and Cathy P. Heckler, Senior Vice President and each or any of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of Harleysville National Corporation (the "Corporation") which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held at Presidential Caterers, 2910 DeKalb Pike, Norristown, Pennsylvania 19401, on Tuesday, April 12, 2005, at 9:30 a.m., prevailing time, and at any adjournment or postponement thereof, as follows:

1.	TO ELECT THREE CLASS C DIRECTORS TO SERVE FOR FOUR-YEAR TERMS

	☐	FOR all nominees listed below (except as marked to the contrary)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below

(To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

Gregg J. Wagner	James A. Wimmer	William M. Yocum

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE CLASS C DIRECTORS LISTED ABOVE.

2.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

        THIS PROXY WHEN PROPERLY SIGNED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.

        PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

Signature	(SEAL)	Signature	(SEAL)	Dated	, 2005

NOTE: When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. If stock is held jointly, the vote of either joint tenant will count as a vote of all shares.

THIS PROXY CARD MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED.

Harleysville National Corporation
Annual Meeting—9:30 a.m.
Breakfast—8:30 a.m.
April 12, 2005

FOR YOUR CONVENIENCE—RETAIN FOR YOUR REFERENCE

        Harleysville National Corporation will conduct its Annual Meeting of Shareholders on Tuesday, April 12, 2005, at 9:30 a.m. at Presidential Caterers, 2910 DeKalb Pike, Norristown, Pennsylvania 19401.

        Breakfast will be served prior to the Annual Meeting, beginning at 8:30 a.m. The meeting will convene promptly at 9:30 a.m.

Please return your proxy vote if you have not already done so.

If you find that your plans have changed and you will be unable to join us for the annual meeting and breakfast, kindly call Harleysville National Corporation's Shareholder Services Department at 215-513-2305 and help us eliminate unnecessary charges. Thank you.

Directions to Presidential Caterers
2910 DeKalb Pike    •    Norristown, PA 19401
610-275-7300

        NOTE TO ALL DRIVERS:    There is a traffic island in the middle of the road on Route 202 just in front of Presidential's driveway so you CANNOT make a left turn off Route 202 into the driveway. You MUST enter the driveway with a right turn.

******

        From King of Prussia—Take Route 202 North through Norristown to East Norriton. After crossing the intersection at Germantown Pike (Route 422), the driveway to Presidential will be on your right.

        From Montgomeryville & Lansdale—Take Route 202 South to East Norriton. Turn Right at Township Line Road (CVS Pharmacy on corner). Go one block and turn left at Swede Road. Proceed to Germantown Pike and turn Left. Second light, Route 202 (DeKalb Pike) turn left. Driveway to Presidential will be on your right.

        From Philadelphia—Take Schuylkill Expressway to Plymouth Meeting. Exit Route 476 North to Germantown Pike-West Exit. Follow Germantown Pike-West to Route 202 North (DeKalb Pike). Make a Right onto Route 202; driveway to Presidential will be on your right.

        From Main Line—Take Blue Route, 476 North, to Germantown Pike-West Exit. Follow Germantown Pike-West to Route 202 North (DeKalb Pike). Make a Right onto Route 202; driveway to Presidential will be on your right.

        From Willow Grove—Take PA-Turnpike (Route 276) to Norristown Exit. Follow Germantown Pike-West to Route 202 North (DeKalb Pike). Make a Right onto Route 202; driveway to Presidential will be on your right.

HARLEYSVILLE NATIONAL CORPORATION

PROXY

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 12, 2005
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby constitutes and appoints Tracie A. Young, Senior Vice President, Chief Compliance Officer and Cathy P. Heckler, Senior Vice President and each or any of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of Harleysville National Corporation (the "Corporation") which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held at Presidential Caterers, 2910 DeKalb Pike, Norristown, PA 19401, on Tuesday, April 12, 2005, at 9:30 a.m., prevailing time, and at any adjournment or postponement thereof, as follows:

(Please see reverse)

ANNUAL MEETING OF SHAREHOLDERS
OF
HARLEYSVILLE NATIONAL CORPORATION
Tuesday, April 12, 2005

PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE

Call toll-free 1-800-PROXIES from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

TO VOTE BY INTERNET

Please access the web page at "www.voteproxy.com" and follow the on-screen instructions. Have your control number available when you access the web page.

YOUR CONTROL NUMBER IS	-->

Breakfast Invitation Response

Harleysville National Corporation will conduct its Annual Meeting of Shareholders on Tuesday, April 12, 2005, at 9:30 a.m. at Presidential Caterers, 2910 DeKalb Pike, Norristown, Pennsylvania 19401.

        You are cordially invited to join us for breakfast prior to the Annual Meeting, beginning at 8:30 a.m. The meeting will convene promptly at 9:30 a.m.

        Would you be kind enough to help us make appropriate arrangements by filling out and returning this self-addressed, stamped response card?

For your convenience, enclosed are directions to Presidential Caterers.

Please print names(s)

(
)     Yes, I will join you for breakfast and the Annual Meeting at Presidential Caterers, Tuesday, April 12, 2005.

BUSINESS REPLY MAIL First Class Permit No. 12 Harleysville, PA 19438

POSTAGE WILL BE PAID BY ADDRESSEE

  ATTN: CORPORATE SECRETARY
  HARLEYSVILLE NATIONAL CORP
  P.O. BOX 195
  HARLEYSVILLE PA 19438-0195

QuickLinks

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 12, 2005
PROXY STATEMENT Dated and to be mailed March 9, 2005 HARLEYSVILLE NATIONAL CORPORATION 483 MAIN STREET HARLEYSVILLE, PENNSYLVANIA 19438-0195 (215) 256-8851 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 12, 2005 TABLE OF CONTENTS
VOTING METHODS
PROXY STATEMENT
CORPORATE GOVERNANCE
Election of Class C Directors
EXECUTIVE OFFICERS
DIRECTORS
SUMMARY COMPENSATION TABLE
Option/SAR Grants in Last Fiscal Year
Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values
EXECUTIVE EMPLOYMENT AGREEMENTS
Comparison of Five-Year Cumulative Total Returns Performance Graph for Harleysville National Corporation
REPORT OF THE COMPENSATION COMMITTEE
REPORT OF THE AUDIT COMMITTEE
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HARLEYSVILLE NATIONAL CORPORATION REVOCABLE PROXY ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 12, 2005 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Harleysville National Corporation Annual Meeting—9:30 a.m. Breakfast—8:30 a.m. April 12, 2005
FOR YOUR CONVENIENCE—RETAIN FOR YOUR REFERENCE
Please return your proxy vote if you have not already done so.
Directions to Presidential Caterers 2910 DeKalb Pike • Norristown, PA 19401 610-275-7300
HARLEYSVILLE NATIONAL CORPORATION PROXY ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 12, 2005 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
(Please see reverse)
ANNUAL MEETING OF SHAREHOLDERS OF HARLEYSVILLE NATIONAL CORPORATION Tuesday, April 12, 2005
Breakfast Invitation Response